                                                                    EXHIBIT 12.1

                               NEENAH CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)


                                                                                       PRO FORMA
                                                                                       ----------
                                                                                       YEAR ENDED
                                             YEAR ENDED MARCH 31,                      MARCH 31,
                            ------------------------------------------------------     ----------
                             1993       1994        1995        1996        1997          1997
                            ------     -------     -------     -------     -------     ----------
Income before income
  taxes...................  $3,988     $10,794     $22,570     $28,818     $32,305      $  8,770
Fixed charges.............   2,348       1,278         907         416         402        22,512
                            ------     -------     -------     -------     -------     ----------
Earnings..................  $6,336     $12,072     $23,477     $29,234     $32,707      $ 31,282
                            ======     ========    ========    ========    ========    =========
Interest expense..........   2,128       1,049         624          84          39      $ 21,474
Amortization of deferred
  financing costs.........      --          --          --          --          --           675
Interest portion of rent
  expense.................     220         229         283         332         363           363
                            ------     -------     -------     -------     -------     ----------
Fixed charges.............  $2,348     $ 1,278     $   907     $   416     $   402      $ 22,512
                            ======     ========    ========    ========    ========    =========
Ratio of earnings to fixed
  charges.................    2.70        9.45       25.88       70.27       81.36          1.39
                            ======     ========    ========    ========    ========    =========